CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration
Statement on Form SB-2 of our report dated June 20, 2002 relating to the financial statements of The
Prison Connection, Inc. as of October 31, 2001 and the reference to our firm as experts in the Registration Statement.

/s/Stark Winter Schenkein & Co., LLP
Certified Public Accountants

October 15, 2002
Denver, Colorado